UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

CENTRAL BANCORP, INC.

(Exact Name of Registrant as Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	A special meeting of shareholders of Central Bancorp, Inc. was held on September 11, 2012.

The matters considered and voted on by the shareholders at the special meeting, and the vote of the shareholders, were as follows:

1. The proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2012, by and among Independent Bank Corp., Rockland Trust Company, Central Bancorp, Inc. and Central Co-operative Bank was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
1,335,995	34,272	184	200

2. The non-binding advisory resolution approving compensation payable to the named executive officers of Central Bancorp, Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
1,135,726	212,769	21,956	200

Item 8.01	Other Events.

On September 11, 2012, Central Bancorp, Inc. issued a press release announcing the receipt of shareholder approval of its pending merger with Independent Bank Corp. A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 – Press Release dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: September 11, 2012	By:	/s/ John D. Doherty
John D. Doherty Chairman and Chief Executive Officer